Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DDi Corp. (the “Company”) on Form 10-Q for the quarter ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John K. Stumpf, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.                        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2004	By:	/s/ Joseph Gisch
Joseph Gisch Senior Vice President Chief Financial Officer and Treasurer